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                                                                    Exhibit 23.1

Consent of Independent Accountants

Board of Directors
JFAX.COM, Inc.

     We consent to the use of our reports included herein, with respect to JFAX.COM, Inc. and SureTalk.com, Inc., and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.


                                    By: /s/ KPMG LLP
                                        --------------------------------
                                        KPMG LLP


Los Angeles, California
August 23, 2000